Exhibit 10.13
MEDAVAIL,INC.
STOCK OPTION PLAN
ADOPTED AS OF JUNE 10, 2012
AMENDED AS OF DECEMBER 19, 2013

STOCK OPTION PLAN
The purpose of this Plan is to advance the interests of the Company and its Subsidiaries (as defined herein) by: (i) providing Eligible Persons (as defined herein) with additional incentives; (ii) encouraging share ownership by Eligible Persons; (iii) increasing the proprietary interest of Eligible Persons in the success of the Company; (iv) encouraging Eligible Persons to remain with the Company and/or its Subsidiaries; and (v) attracting new directors, officers, and employees to the Company or its Subsidiaries.
ARTICLE 1
GENERAL PROVISIONS
Section 1.1Administration
(1)This Plan shall be administered by the Board.
(2)Subject to the terms and conditions set forth herein, the Board is authorized to provide for the granting, exercise and method of exercise of Stock Options (as defined herein), all on such terms (which may vary between Stock Options granted and Participants (as defined herein) from time to time) as it shall determine. In addition, the Board shall have the authority to: (i) construe and interpret this Plan and all agreements entered into hereunder; (ii) prescribe, amend and rescind administrative guidelines, rules and regulations relating to this Plan; and (iii) make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board shall be binding on all Participants and on their legal, personal representatives and beneficiaries.
(3)Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of this Plan, in whole or in part, to a committee of the Board and/or to any member of the Board (as defined herein).
(4)A Stock Option shall be evidenced by a stock option agreement or certificate (“Certificate”), signed on behalf of the Company, which Certificate shall be substantially in the form attached hereto as Schedule “A” and in such other form as the Board shall approve from time to time.
Section 1.2Definitions
For the purposes of this Plan, the following terms shall have the following meanings, unless otherwise defined elsewhere in this Plan:
(a)“Board” means the board of directors of the Company, and shall be deemed to include any committee or director to which the Board has fully or partially delegated the administration and operation of this Plan pursuant to Section 1.1;
(b)“Cause” (i) if the Participant has a written employment agreement with the Company or a Subsidiary in which “cause” is defined, “cause” as defined therein; or otherwise (ii) (A) the inability of the Participant to perform his or her duties due to a legal impediment such as an injunction, restraining order or other type of judicial judgment, decree or order entered against the Participant; (B) the failure of the Participant to follow the Company’s reasonable instructions with respect to the performance of his or her duties; (C) any material breach by the Participant of his or her obligations under any code of ethics, any other code of business conduct or any lawful policies or procedures of the Company; (D) excessive absenteeism, flagrant neglect of duties, serious misconduct, or conviction of crime or fraud; and (E) any other act or omission of the

Participant which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee;
(c)“Change in Control” means the occurrence of any of the following events:
(i)one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or
(ii)If the Company has a class of securities registered pursuant to Section 12 of the United States Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 1.2(c), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final United States Treasury Regulations and United States Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(d)“Certificate” has the meaning given to that term in Section 1.1;
(e)“Code” has the meaning given to that term in Section 4.1;
(f) “Company” means MedAvail, Inc. or any successor thereof;

(g)“Date of Grant” means the date on which a particular Stock Option is granted by the Board as evidenced by a Stock Option Agreement;
(h)“Eligible Person” means, subject to all applicable laws and the other terms of this Plan:
(i)any director, officer, or employee of the Company or a Subsidiary; and
(ii)any Personal Holding Company;
(i)“Eligible U.S. Participants” has the meaning given to that term in Section 4.1;
(j)“Exercise Notice” means a notice of Stock Option exercise, substantially in the form attached hereto as Schedule “B”;
(k)“Exercise Period” means the period from the Vesting Date to the Expiry Date during which a particular Stock Option may be exercised;
(l)“Exercise Price” means, with respect to a Stock Option, the fair market value of a Share on the Date of Grant as determined by the Board using reasonable methods and assumptions;
(m)“Expiry Date” has the meaning given to that term in Section 2.5;
(n)“Governmental Entity” means any applicable: (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, commission, board, bureau or agency; (ii) any subdivision or authority of any of the foregoing; or (iii) any quasi-governmental body exercising (with proper jurisdiction) any regulatory or taxing authority under or in respect of any of the above;
(o)“IPO” means an initial public offering of the Company resulting in the holding of equity of the Company or any Subsidiary by the public, or a transaction giving rise to a stock exchange listing or over-the-counter quotation of equity of any of the Company or its Subsidiaries, and such transaction may include an amalgamation, merger, plan of arrangement, reverse take-over bid, share exchange take-over bid or other transaction having similar result, in each case, as may be designated as an “IPO” by the Board at anytime;
(p)“Liquidity Event” means (i) an IPO; or (ii) a Change in Control;
(q)“Participant” means an Eligible Person to whom a Stock Option has been granted;
(r)“Personal Holding Company” means a personal holding corporation that is either wholly owned, or controlled by, the Participant, and the shares of which are held directly or indirectly by any of the Participant or the Participant’s spouse, minor children and/or minor grandchildren;
(s)“Plan” means this MedAvail, Inc. Stock Option Plan, as amended from time to time;
(t)“Shares” means the shares of common stock of the Company;
(u)“Stock Option” means an option to purchase Shares from treasury granted hereunder to a Participant;
(v)“Stock Option Agreement” means a stock option agreement substantially in the form attached hereto as Schedule “A”;
(w)“Subsidiary” means MedAvail Technologies Inc. and any other subsidiary of the Company designated by the Board from time to time for purposes of this Plan;

(x)“Termination Date” means the date on which a Participant ceases to be an Eligible Person as a result of a termination of employment, or board service with the Company or a Subsidiary for any reason, including death, retirement, resignation or Cause. For the purposes of this Plan, a Participant’s employment or board service with the Company or a Subsidiary shall be considered to have terminated effective on the last day of the Participant’s actual and active employment or board service with the Company or Subsidiary whether such day is selected by agreement with the individual, unilaterally by the Company or Subsidiary and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment that follows or is in respect of a period after the Participant’s last day of actual and active employment shall be considered as extending the Participant’s period of employment for the purposes of determining his or her entitlement under this Plan;
(y)“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title, beneficial ownership or the risk of economic exposure passes from one person to another, or to the same person in a different capacity, whether or not voluntary and whether or not for value, and any registered security interest or other agreement in connection with, or to effect, any of the foregoing; and
(z)“Vesting Date” means the date or dates determined in accordance with Section 2.3 on and after which a particular Stock Option, or any part thereof, may be exercised, subject to amendment or acceleration from time to time in accordance with the terms hereof.
Section 1.3Interpretation
In this Plan, references to Sections and Schedules are references to sections and schedules to this Plan, unless expressly stated otherwise. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing the masculine gender also include the feminine and neuter genders. The use of headings in this Plan is for convenience only and does not affect the interpretation of this Plan. In this Plan, “including” means “including, without limitation”, except as otherwise expressly provided.
Section 1.4Governing Law
This Plan is to be governed by and interpreted in accordance with the laws of Ontario.
Section 1.5Shares Reserved
(1)Subject to Section 1.5(3), the securities that may be acquired by Participants under this Plan shall consist of authorized but unissued Shares.
(2)The aggregate number of Shares issuable under this Plan shall not exceed fifteen percent (15%) of the total number of Shares issued and outstanding on a fully-diluted basis, from time to time. Any Shares subject to a Stock Option which for any reason is cancelled, terminated or forfeited without having been exercised shall again be available for grants under this Plan. Any Shares subject to a Stock Option which has been exercised by a Participant, shall again be available for grants under this Plan. Fractional shares will not be issued and will be treated as specified in Section 2.9(5).
(3)If there is a change in the outstanding Shares by reason of any stock dividend or split, recapitalization, amalgamation, consolidation, combination or exchange of shares, or other corporate change, the Board shall make appropriate substitution or adjustment in:

(a)the number or kind of Shares or other securities reserved for issuance pursuant to this Plan, and
(b)the number and kind of Shares or other securities subject to unexercised Stock Options theretofore granted and in the Exercise Price of such securities;
without any change in the total price applicable to the unexercised portion of the Stock Option, but with a corresponding adjustment in the price for each Share covered by the Stock Option; provided, however, that no substitution or adjustment shall obligate the Company to issue or sell fractional shares. If the Company is reorganized, amalgamated with another corporation or consolidated, the Board shall make such provisions for the protection of the rights of Participants as the Board in its discretion deems appropriate.
Section 1.6Proceeds from Exercise of Stock Options
The proceeds from any sale of Shares issued upon the exercise of Stock Options shall be added to the general funds of the Company and shall thereafter be used from time to time for such corporate purposes as the Company may determine.
ARTICLE 2
STOCK OPTION PLAN
Section 2.1Application
Grants of Stock Options to Eligible Persons shall be governed by this Article 2.
Section 2.2Grants
The Board may, from time to time in its discretion, grant Stock Options to any Eligible Person upon the terms, conditions and limitations set forth herein and such other terms, conditions, restrictions and limitations permitted by and not inconsistent with this Plan as the Board may determine. An Eligible Person may receive Stock Options on more than one occasion under this Plan and may receive separate Stock Options on any one occasion.
Section 2.3Vesting of Stock Options
Unless otherwise determined by the Board in its sole discretion at or any time following the date that a particular Stock Option is granted, and subject to Section 2.6 and to Article 3, Stock Options shall vest as to one forty-eighth (1/48th) of each grant at the end of each fully completed month following the applicable Date of Grant until such Stock Option is fully vested.
Section 2.4Exercise Price
The exercise price for the Shares underlying a Stock Option shall be the Exercise Price.
Section 2.5Expiry Date
Unless otherwise fixed by the Board at the time the particular Stock Option is granted, and subject to the terms of this Plan, including at Section 2.6 and Article 3 of this Plan, each Stock Option will expire on the date (the “Expiry Date”) which is ten (10) years after the Date of Grant. No Stock Option may be exercised beyond its expiry. On the expiry of a Stock Option on such date or any earlier date pursuant to the terms of this Plan, the Stock Option will be null, void and of no effect.
Section 2.6Early Expiry and Forfeiture
(1)Any Stock Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the day immediately following the Expiry Date determined under Section 2.5 hereof, or, except as otherwise determined by the Board, such earlier date as follows:

(a)Retirement – if a Participant ceases to be an Eligible Person as a result of his or her retirement from Board service or from the Company or a Subsidiary, in each case other than for Cause, each vested Stock Option held by such Participant will cease to be exercisable on the earlier of the original Expiry Date of the Stock Option and forty-five (45) days after the Termination Date and each unvested Stock Option held by the Participant will automatically terminate and become null, void and of no effect on the Termination Date;
(b)Termination for Cause – if the Board service or employment of a Participant with the Company or a Subsidiary is terminated for Cause, each vested and unvested Stock Option held by the Participant will automatically terminate and become null, void and of no effect on the Termination Date;
(c)Death – if a Participant dies, the legal representative of the Participant may exercise the Participant’s vested Stock Options for a period until the earlier of the original Expiry Date of the Stock Option and eighteen (18) months after the Termination Date, but only to the extent the Stock Options were by their terms vested and exercisable on the Termination Date. For greater certainty, all unvested Stock Options held by a Participant who dies shall terminate and become null, void and of no effect on the Termination Date.
(d)Termination Without Cause and Other – if a Participant ceases to be an Eligible Person for any reason whatsoever other than the circumstances contemplated in Section 2.6(1)(a), (b) or (c), then all unvested Stock Options held by such Participant shall continue to vest for the six (6) month period following the Termination Date , provided that each vested Stock Option held by the Participant will cease to be exercisable on the earlier of the original Expiry Date of the Stock Option and six (6) month and one (1) day after the Termination Date and each unvested Stock Option held by such Participant will automatically terminate and become null, void and of no effect on the date that is six (6) months and one (1) day after the Termination Date. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Stock Option to vest with the Participant.
Section 2.7Stock Option Agreement
Each Stock Option shall be documented by a Stock Option Agreement signed by the Company and the Participant, in a form substantially similar to that attached at Schedule “A”.
Section 2.8Governmental Entity and Shareholder Approval
Where a Governmental Entity or shareholder approval is required for the grant or exercise of Stock Options, notwithstanding anything to the contrary contained herein, no such Stock Options may be exercised unless and until such approval has been obtained.
Section 2.9Exercise of Stock Options
(1)Subject to Section 2.9(2) and the other provisions of this Plan, including any vesting limitations imposed by the Board at the time of grant, Participants may exercise their Stock Options to acquire Shares by delivering to the Company an Exercise Notice, together with a bank draft or certified cheque in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of Stock Options and, if required by the Company, the amount necessary to satisfy any applicable tax withholding or remittance obligations under applicable law. Subject to the other provisions of this Plan, and any vesting limitations imposed by the Board at the time of grant, Stock Options may be exercised, in whole or in part, at any time or from time to time, by a Participant. Stock Options may only be exercised by the Participant or his or her legal representative.
(2)Notwithstanding Section 2.9(1) or any other provision of this Plan, Stock Options may not be exercised prior to a Liquidity Event, provided that the Board, in its sole discretion may permit Stock Options to be exercised prior to a Liquidity Event, on such terms as it sees fit, including if the Company has entered into a unanimous shareholder agreement and the Participant enters into such unanimous shareholder agreement, notwithstanding that the terms of such unanimous shareholder agreement may not be favourable to the Participant and which terms, without limitation, may: (i) impose restrictions on the Participant’s ability to transfer, encumber and vote their Shares; (ii) require the Participant to dispose of their Shares in certain circumstances and on certain terms that the Participant may not have the ability to negotiate; (iii) impose restrictions or obligations with respect to the transfer of the Participant’s Shares in certain circumstances and on certain terms that the Participant may not have the ability to negotiate, including in the context of certain Liquidity Events; (iv) impose certain restrictions or obligations with respect to the exercise of the voting rights of a Participant’s Shares; and (v) impose certain negative covenants on the Participant, including, non-competition and non-solicitation covenants.
(3)As soon as practicable following the receipt of the Exercise Notice, a bank draft or certified cheque in accordance with Section 2.9(1), the Company shall deliver to the Participant a certificate for the Shares so purchased.
(4)The issuance of Shares by the Company to a Participant pursuant to the exercise of any Stock Option is subject to compliance with all applicable laws, rules and regulations of all Governmental Entities applicable to the issuance and distribution of such Shares. The Participant agrees: (i) to comply with all such laws, rules, regulations and requirements; (ii) to furnish to the Company any information, report and/or undertakings required to comply with all such laws, rules, regulations and requirements; and (iii) to fully cooperate with the Company in complying with such laws, rules, regulations and requirements, including all tax withholding and remittance obligations.
(5)No fractional Shares or other security shall be issued upon the exercise of any Stock Option and, accordingly, if a Participant would become entitled to a fractional Share or other security, such Participant shall have the right to acquire only the next lowest whole number of Shares or other security and no payment or other adjustment shall be made with respect to the fractional interest so disregarded.
(6)The Company or a Subsidiary shall have the right to withhold at source from the Participant’s other earnings all applicable income taxes and other withholdings required by law on any benefit realized upon the exercise of any Stock Options. Where the Participant does not have any or sufficient earnings on which to withhold, the Company may, prior to delivering to the Participant a certificate of the Shares in accordance with Section 2.9(3), require the Participant to provide the Company with a bank draft or certified cheque in an amount equal to the amount to be withheld. The Company shall inform the Participant of the amount required to be withheld, if any, as soon as practicable following receipt of the Participant’s Exercise Notice.
Section 2.10Assignment of Stock Options
Stock Options (and any rights thereunder) are not assignable or Transferable, except upon death. Any purported assignment or Transfer of Stock Options in contravention of the foregoing shall not be recognized by the Company and shall result in the immediate expiry and termination of any such Stock Options and any rights relating thereto.
ARTICLE 3
CHANGE IN CONTROL AND LIQUIDITY EVENT
Section 3.1Change in Control
(1)Subject to Section 3.1(4), but notwithstanding any other provision of this Plan, in the event of a Change in Control, the Board may, in its discretion, without the necessity or requirement for the agreement of any Participant: (i) accelerate, conditionally or otherwise, on such terms as it sees fit, the Vesting Date of any Stock Options; (ii) permit the conditional exercise of any Stock Options, on such terms as it sees fit; (iii) otherwise amend or modify the terms of any Stock Options, including for greater certainty permitting Participants to exercise any Stock Options to assist the Participants to participate in the Change in Control or to obtain the advantage of holding the underlying Shares during such Change in Control; (iv) terminate, immediately prior, on or following the successful completion of such Change in Control, on such terms as it sees fit, the Stock Options not exercised prior to the successful completion of such Change in Control, and (v) provide that Stock Options will be assumed, or substantially equivalent stock options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices. The determination of the Board in respect of any such Change in Control shall for the purposes of this Plan be final, conclusive and binding. The Board will not be obligated to treat all Stock Options or all Stock Options held by a Participant similarly in the event of a Change in Control.
(2)Notwithstanding any other provision of this Plan, in the event that:
(a)a Change in Control is not completed within the time specified therein (as the same may be extended); or
(b)all of the Shares subject to a Stock Option that were tendered by a Participant in connection with the Change in Control are not taken up or paid for by the offeror in respect thereof, then the Board may, in its discretion, without the necessity or requirement for the agreement of any Participant, permit the Shares received upon such exercise, or in the case of Subsection (b) above the Shares that are not taken up and paid for, to be returned by the Participant to the Company and reinstated as authorized but unissued Shares and, with respect to such returned Shares, the related Stock Options may be reinstated as if they had not been exercised and the terms for such Stock Options becoming vested will be reinstated pursuant to this Section 3.1. If any Shares are returned to the Company under this Section 3.1, the Company will immediately refund the Exercise Price to the Participants for such Shares.
(3)Subject to Section 3.1(1), (2) and (4), but notwithstanding any other provision of this Plan, in the event of an actual Liquidity Event, then the number of unvested Stock Options held by each Participant that would have vested during the twelve (12) month period commencing from the date of the Liquidity Event had the Liquidity Event not occurred, shall automatically vest on the date of the Liquidity Event.
(4)Notwithstanding any other provision of this Plan, if the successor corporation does not assume or substitute for a Stock Option (or portion thereof) in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, the Participant will fully vest in and have the right to exercise all of his or her outstanding Stock Options, including Shares as to which such Stock Options would not otherwise be vested or exercisable, and, with respect to Stock Options with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at

100% of target levels and all other terms and conditions met. In addition, if a Stock Option is not assumed or substituted in the event of a merger or Change in Control, the Board will notify the Participant in writing or electronically that the Stock Option will be exercisable for a period of time determined by the Board in its sole discretion, and the Stock Option will terminate upon the expiration of such period.
For the purposes of this Section 3.1(4), Stock Option will be considered assumed if, following the merger or Change in Control, the Stock Option confers the right to purchase, for each Share subject to the Stock Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of a Stock Option, for each Share subject to such Stock Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the merger or Change in Control.
Notwithstanding anything in this Section 3.1(4) to the contrary, a Stock Option that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Stock Option assumption.
Notwithstanding anything in this Section 3.1(4) to the contrary, if a payment under a Stock Option Agreement is subject to Code Section 409A and if the change in control definition contained in the Stock Option Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.
ARTICLE 4
SPECIAL RULES FOR U.S. ELIGIBLE PERSONS
Section 4.1Section 409A Compliance
(1)Notwithstanding any other provision of this Plan, the following special rules will apply to all Eligible Persons (“Eligible U.S. Participants”) who are subject to U.S. income tax with respect to Stock Options issued under this Plan to them:
(a)all Stock Options granted under this Plan to Eligible U.S. Participants are intended to be exempt from Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”) and will be construed accordingly. However, the Company will not be liable to any Eligible U.S. Participant or beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code; and
(b)the Exercise Price for all Stock Options granted to Eligible U.S. Participants shall in no event be less than the fair market value of the Shares on the Date of Grant.

ARTICLE 5
MISCELLANEOUS
Section 5.1Amendment, Suspension or Termination
(1)Subject to the provisions of Article 3, the Board may from time to time, suspend,terminate or discontinue this Plan at any time, or amend or revise the terms of this Plan or of any Stock Option granted under this Plan and any Certificate relating thereto, provided that no such suspension, termination, amendment or revision will be made:
(a)Governmental Entity having authority over the Company, this Plan or the Company’s shareholders; and
(b)in the case of an amendment or revision, if it materially adversely affects the rights of any Participant, without the consent of the Participant.
(2)If this Plan is terminated, the provisions of this Plan and any administrative guidelines or other rules adopted by the Board and in force at the time of such termination, shall continue in effect as long as any Stock Options under this Plan or any rights pursuant thereto remain outstanding. Notwithstanding such termination of this Plan, the Board may make any amendments to this Plan or to the terms of any outstanding Stock Options that it would be entitled to make if this Plan were still in effect.
Section 5.2Compliance with Legislation
(1)The Board may postpone or adjust the exercise of any Stock Option or the issue of any Shares pursuant to this Plan, as the Board, in its discretion, may deem necessary in order to permit the Company to effect or maintain qualification of this Plan, or the Shares issuable pursuant thereto, under the securities laws of any applicable jurisdiction, or to determine that the Shares and this Plan are exempt from any prospectus or equivalent requirements of any applicable securities laws.
(2)The Company shall not be obligated by any provision of this Plan, or any grant hereunder, to sell or issue Shares in violation of any applicable law. No Stock Option shall be granted, and no Shares issued hereunder, where such grant, issue or sale would require registration of this Plan, or the Shares issuable pursuant thereto, under the securities laws of any foreign jurisdiction, and any purported grant of any Stock Option or purported issue of Shares hereunder in violation of this provision shall be void.
(3)If Shares cannot be issued to a Participant upon the exercise of a Stock Option due to legal or regulatory restrictions, the obligation of the Company to issue such Shares shall terminate and any funds paid to the Company in connection with the exercise of such Stock Option will be returned to the applicable Participant as soon as practicable.
Section 5.3No Other Rights or Restrictions
(1)Nothing contained in this Plan nor in any Stock Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Shares or any rights as a shareholder or any other legal or equitable right against the Company or any of its Subsidiaries whatsoever other than as set forth in this Plan and pursuant to the exercise of any Stock Option.
(2)Nothing contained herein shall prevent the Board from adopting other or additional share compensation arrangements or compensation arrangements, subject to any required approval.

(3)Nothing contained herein shall prevent the Board from declaring or paying stock dividends or varying or amending its share capital or corporate structure.
(4)The Plan does not give any Participant the right or obligation to or to continue to serve as a director, officer or employee, as the case may be, to or of the Company or any Subsidiary. The awarding of Stock Options to any Eligible Person is a matter to be determined solely in the discretion of the Board.
(5)The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Shares or any other securities in the capital of the Company other than as specifically provided for in this Plan. The grant of a Stock Option to, or the exercise of a Stock Option by, a Participant under this Plan does not create the right for such Participant to receive additional grants of Stock Options hereunder.
(6)The Company makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting the Participant resulting from the grant or exercise of a Stock Option and/or transactions in the Shares. Neither the Company, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such person or any other person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder, with respect to any fluctuations in the market price of Shares or in any other manner related to this Plan.
Section 5.4Employment Agreements
Subject to Article 3 and Section 5.2, but notwithstanding Article 2 of this Agreement or anything else in this Plan, where an Eligible Person has entered into an employment agreement with the Company or a Subsidiary containing change of control, severance or other similar provisions applicable to options issued by the Company, the terms of this Plan and Stock Options granted to such person thereunder will be subject, as and to the extent applicable, to the terms of such employment agreement.
Section 5.5Severability
If any provision of this Plan or the Stock Option Agreement is ever held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts or provisions of this Plan or the Stock Option Agreement, which shall be construed, administered and enforced as if such illegal or invalid provision had never been included in this Plan or the Stock Option Agreement, as applicable.
Section 5.6Notice and Counterparts
Any notice required to be given by this Plan shall be in writing and shall be given by registered mail, postage prepaid, or delivered by courier or by facsimile transmission addressed, if to the Company, to the office of the Company at Unit#1, 6665 Millcreek Drive, Mississauga, Ontario L5N 5M4, Attention: General Counsel; or if to a Participant, to such Participant at his or her address as it appears on the books of the Company or in the event of the address of any such Participant not so appearing, then to the last known address of such Participant; or if to any other person, to the last known address of such person.
Section 5.7Time of the Essence
Time is of the essence in this Plan and the Stock Option Agreement.
Section 5.8Effective Date
This Plan shall become effective upon the approval of this Plan by the Board.

SCHEDULE “A”
STOCK OPTION AGREEMENT
This Stock Option Agreement is dated this . day of ., 20. between MedAvail, Inc. (“MedAvail”) and [Name] (the “Optionee”).
WHEREAS the Optionee has been granted certain options (“Stock Options”) to acquire shares of common stock of MedAvail (“Shares”) under the MedAvail Stock Option Plan (the “Plan”), a copy of which has been provided to the Optionee;
AND WHEREAS capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan;
NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.MedAvail confirms that the Optionee has been granted Stock Options under the Plan on the following basis, subject to, the terms and conditions of the Plan:

DATE OF GRANT	NUMBER OF STOCK OPTIONS	EXERCISE PRICE (CDN $)	VESTING SCHEDULE	EXPIRY DATE
■	■	■	■	■
2.Attached to this Agreement as Schedule “A” is a form of notice that the Optionee may use to exercise any of his or her Stock Options in accordance with Section 2.9 of the Plan at any time and from time to time prior to the Expiry Date of such Stock Options.
3.By signing this Stock Option Agreement, the Optionee acknowledges, represents, warrants and covenants:
(a)that he or she has read and understands the Plan and agrees to comply with the terms and conditions thereof and of this Stock Option Agreement;
(b)that, subject to Section 2.9(2) of the Plan, Stock Options may not be exercised prior to a Liquidity Event;
(c)that the issuance of Shares by the Company to the Optionee on the exercise of any Stock Option is subject to compliance with all applicable laws, rules and regulations of all Governmental Entities applicable to the issuance and distribution of such Shares. The Optionee agrees: (i) to comply with all such laws, rules, regulations and requirements; (ii) to furnish to the Company any information, report and/or undertakings required to comply with all such laws, rules, regulations and requirements; and (iii) to fully cooperate with the Company in complying with such laws, rules, regulations and requirements, including all tax withholding and remittance obligations.
4.In the event this Stock Option is assumed or substituted for in connection with a Change in Control as contemplated by Section 3.1(1) and (4) of the Plan, if Optionee ceases to be an Eligible Person as a result of being terminated without Cause during the twelve (12) month period following the consummation of a Change in Control, then any outstanding unvested Shares subject to this Stock Option as of the Termination Date shall automatically vest and become exercisable immediately prior to the Termination Date.

5.This Agreement shall be governed by the laws of Ontario. Time shall be of the essence in this Agreement. This Agreement may be executed in counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Stock Option Agreement. This Agreement shall enure to the benefit of and shall be binding upon the parties and their heirs, attorneys, guardians, estate trustees, executors, trustees and administrators and the successors of MedAvail.
IN WITNESS WHEREOF the parties hereto have executed this Agreement.

Name of Optionee	MEDAVAIL, INC.
Authorized Signing Officer

SCHEDULE “B”
ELECTION TO EXERCISE STOCK OPTIONS
TO: MEDAVAIL, INC. (“MEDAVAIL”)
The undersigned option holder hereby irrevocably elects to exercise stock options (“Stock Options”) granted by MedAvail to the undersigned as set out in a Stock Option Agreement dated •, 20• for the number of shares of common stock of MedAvail (“Shares”) as set forth below:

Number of Shares to be Acquired:

Stock Option Exercise Price (per Share):	$

Aggregate Purchase Price:	$

Amount enclosed that is payable on account of withholding of tax or other required deductions relating to the exercise of the Stock Options (contact MedAvail for details of such amount)(the “Applicable Withholdings and Deductions”):
$

□ Or check here if alternative arrangements have been made with MedAvail with respect to the payment of Applicable Withholdings and Deductions;
and hereby tenders a certified cheque or bank draft for such Aggregate Purchase Price, and, if applicable, Applicable Withholdings and Deductions, and directs such Shares to be registered and a certificate therefore to be issued in the name of

DATED this ____ day of ____.

Signature

Name